Registration No. 333-56552
           As filed with the Securities and Exchange Commission November 8, 2001

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                         POST-EFFECTIVE AMENDMENT NO. 2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               NEBO PRODUCTS, INC.
              (Exact name of small business issuer in its charter)

           Utah                           3949                87-0637063
(State or jurisdiction of      (Primary Standard Industrial  (IRS Employer
incorporation or organization) Classification Code Number)   Identification No.)

                          12382 Gateway Parkplace #300
                               Draper, Utah 84020
                                  801-495-2150
          (Address and telephone number of principal executive offices)

                                  SCOTT HOLMES
                             CHIEF EXECUTIVE OFFICER
                               NEBO PRODUCTS, INC.
                          12382 Gateway Parkplace #300
                               Draper, Utah 84020
                                  801-495-2150
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             KEVIN R. PINEGAR, ESQ.
                            C. PARKINSON LLOYD, ESQ.
                             DURHAM JONES & PINEGAR
                          111 East Broadway, Suite 900
                            Salt Lake City, UT 84111
              Telephone: (801) 415-3000; Facsimile: (801) 415-3500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement in light of market conditions and other factors.

The securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



The Registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

                          DEREGISTRATION OF SECURITIES

         NEBO Products, Inc., a Utah corporation (the "Company"), filed a registration statement on Form SB-2 (the "Registration Statement") on March 5, 2001, which, following comments by the Staff and responses by the Company, was declared effective as of July 16, 2001. The Company subsequently filed Post-effective Amendment No. 1 to update information in the Registration Statement made public in the Company's Quarterly Report for the quarter ending June 30, 2001.

         The purpose of this Post-effective Amendment No. 2 to the Registration Statement is to terminate the Registration Statement and to deregister 1,613,303 shares of the Company's common stock, no par value, registered pursuant to the Registration Statement but not sold pursuant to the Registration Statement as of the date this Amendment No. 2 is filed with the Securities and Exchange Commission.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, NEBO Products, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement, as amended, to be signed on its behalf, in the City of Salt Lake, State of Utah, on November 8, 2001.

                                          NEBO Products, Inc.


                                          By /s/ Scott Holmes
                                          Scott Holmes,
                                          President and CEO
Dated: November 8, 2001


Name                                                              Date



/s/ Scott Holmes                                             November 8, 2001
-----------------------------------------------------
Scott Holmes
Chief Executive Officer (Principal Executive Officer),
President and Director



/s/ Mont Warren                                              November 8, 2001
-----------------------------------------------------
Mont Warren
Chief Financial Officer, Director
(Principal Financial and Accounting Officer)


/s/ Darin Malchus                                            November 8, 2001
-----------------------------------------------------
Darin Malchus
Director

* Signed by Scott Holmes, attorney-in-fact pursuant to power of attorney